Exhibit 5

Gary A. Miller
215.851.8472
gmiller@eckertseamans.com

April __, 2011

84 FINANCIAL L.P.
12627 San Jose Boulevard, Suite 305
Jacksonville, Florida 322232

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to 84 Financial L.P., a Delaware limited partnership (the “Company”), and are rendering this opinion in connection with the filing of a Registration Statement on Form S-1 (the “Registration Statement”) by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to the registration under the Securities Act of the offering and issuance of $1,000,000,000 aggregate principal amount of the Company’s  Fixed Rate Subordinated Note (the “Notes”).  The Notes will be issued under an indenture dated as of [______________ _____, 2011] between the Company and Law Debenture Trust Company of New York, as trustee.

The Note may be issued and sold by the Company from time to time, pursuant to Rule 415 under the Securities Act, as set forth in the Registration Statement, any amendment thereto, and the prospectus contained therein (the “Prospectus”) and any supplements thereto (each a “Prospectus Supplement”), for up to an aggregate offering price of $1,000,000.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus or any Prospectus Supplement other than as to the validity of the Notes. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement and all exhibits thereto, (ii) the Certificate of Limited Partnership of the Company (the “Certificate of Limited Partnership”), (iii) Agreement of Limited Partnership of the Company, as amended (the “Limited Partnership Agreement”) and (iv) the indenture dated as of _________ _____, 2011 between the Company and Law Debenture Trust Company of New York, as trustee (the “Indenture”). We have also examined such partnership records and other agreements, documents and instruments, and such certificates or comparable documents of public officials and officers and representatives of the Company, and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinions hereinafter set forth.

In delivering this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the authenticity of originals of all such latter documents, and the accuracy and completeness of all records, information and statements submitted to us by officers and representatives of the Company.We have also assumed that the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Securities Act and the Indenture will have been qualified under the Trust Indenture Act of 1939, as amended.

Based upon and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1. When (a) the Registration Statement and any amendment thereto (including a post-effective amendment) has become effective under the Securities Act, (b) the board of directors of the general partner of the Company or any duly designated committee thereof has adopted resolutions approving the issuance and sale of the Notes, (c) a Prospectus Supplement has been filed with the Commission describing the Notes, (d) the Notes have been duly executed, authenticated, paid for and delivered in accordance with the Indenture and as contemplated in the Registration Statement, any Prospectus Supplement relating thereto, the Exchange Notes will be duly authorized, validly issuedand will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of the Notes: (a) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; and (b) the Certificate of Limited Partnershipand Limited Partnership Agreement of the Company, as currently in effect, will not have been modified or amended and will be in full force and effect.

We are members of the bar of the Commonwealth of Pennsylvania and our opinion herein is limited to the laws of such Commonwealth, the federal laws of the United States of America, and the Revised Uniform Limited Partnership Act of the State of Delaware, to the extent applicable. We also express no opinion herein with respect to compliance by the Company with securities or “blue sky” laws of any state or other jurisdiction of the United States or of any foreign jurisdiction. In addition, we express no opinion and make no statement herein with respect to the antifraud laws of any jurisdiction.

Our opinion that any document is legal, valid and binding is qualified as to:

(a) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;

(b) rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and

(c) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law.

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

_______________________________

Eckert Seamans Cherin & Mellott, LLC